EXHIBIT 99.1

Mr. Frank Menzler Appointed as President and CEO of HepaLife.

Senior executive with worldwide medical device development and commercialization; previously with Abiomed, Inc. and Guidant Corporation.

Boston, MA – October 3, 2006 – HepaLife Technologies Inc. (OTCBB: HPLF) (FWB: HL1), today announced the appointment of Mr. Frank Menzler as its President, Chief Executive Officer, and a Director of the Company.

Mr. Frank Menzler holds a Master's degree in Business Administration (MBA) from Northwestern University's Kellogg School of Business and a 'Diplom-Ingenieur' (Master's of Science equivalent) in Mechanical and Biomedical Engineering from RWTH Aachen, Germany's largest university of technology and one of Europe's leading technology institutions, renowned for its standards of education and research excellence since 1870.

“In addition to his technical know-how, Mr. Menzler brings us medical device and life science research, development, and sales and marketing management experience, which spans the globe and ranges from early stage start-ups to executive positions with multi-billion dollar corporations,” commented Mr. Harmel S. Rayat, who was succeeded by Mr. Menzler to the position of President and Chief Executive Officer. Mr. Rayat remains as a Director of the Company, its Chief Financial Officer, Principal Accounting Officer and majority shareholder.

“In addition to immediate opportunities in the US marketplace, we also look forward to leveraging Frank’s experience with commercializing and marketing highly-innovative medical technologies in markets throughout Europe, Asia, Africa, the Middle East and North America,” continued Mr. Rayat.  “After all, HepaLife’s cell-based technologies for avian flu, liver disease, and drug toxicity have global implications.”

Among his European appointments, Mr. Frank Menzler served as Marketing Manager for Europe, Middle East, Africa and Canada (EMEAC) at Guidant Corporation's, Cardiac Surgery Business Unit in Brussels, Belgium. During his tenure at Guidant, he increased revenue substantially and restructured the Cardiac Surgery EMEAC Organization.  Guidant was recently acquired for $27.5 billion by Boston Scientific Corporation.

Prior to joining Guidant, Mr. Menzler co-founded Impella Cardiotechnik AG (Germany), helping to raise more than $30 million in grants and venture capital for the nation's first-ever academically-sponsored research effort to receive private venture capital funding. Impella, a medtech start up venture, successfully designed, developed, and ultimately commercialized minimally-invasive cardiac assist systems for use in cardiology and cardiac surgery.

Impella eventually manufactured and marketed intracorporeal micro blood pumps with technology protected by more than 30 European and international patents. In 2000, the Company was honored with innovation awards by the City of Aachen and German Commerce and was added to the list of the World's 40 Leading Technology Pioneers in February 2003 by the Davos World Economic Forum as one of only two German companies to reach this milestone.  In 2005, Impella was acquired by US-based, ABIOMED, Inc., the global leader for products in the acute heart failure market, shipping more ventricle assist devices (VADs) than any other company in the world.

In the United States, Mr. Menzler most recently served as Director, International Distributors, at ABIOMED, Inc., developer of the world’s first completely self-contained total artificial heart, and a leading developer, manufacturer and marketer of medical products designed to assist or replace the pumping function of the failing heart.  Previously, Frank Menzler served as General Manager for the company’s European division.

ABOUT HEPALIFE TECHNOLOGIES, INC.

HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625) is a development stage biotechnology company focused on the identification, development and eventual commercialization of cell-based technologies and products.

Current cell-based technologies under development by HepaLife include 1) the first-of- its-kind artificial liver device, 2) proprietary in-vitro toxicology and pre-clinical drug testing platforms, and 3) cell-culture based vaccines to protect against the spread of influenza viruses among humans, including potentially the high pathogenicity H5N1 virus.

At present, HepaLife does not have commercial products intended to diagnose, treat, cure or prevent any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that HepaLife will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330.  The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.